                                                                    EXHIBIT 99.2



                                                               EXECUTION VERSION




                                   $15,000,000

                      DEBTOR IN POSSESSION CREDIT AGREEMENT


                                      AMONG


                             WEBLINK WIRELESS, INC.,
                       A DEBTOR AND DEBTOR IN POSSESSION,
                                  AS BORROWER,


                                VARIOUS LENDERS,


                                       AND


                             BANKERS TRUST COMPANY,
                    AS ADMINISTRATIVE AGENT AND LEAD ARRANGER









                          -----------------------------

                            DATED AS OF JULY 18, 2001

                          -----------------------------

                                TABLE OF CONTENTS
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SECTION 1.            Amount and Terms of Credit.................................................................1

         1.01.             The Commitments.......................................................................1

         1.02.             Minimum Amount of Each Borrowing......................................................1

         1.03.             Notice of Borrowing...................................................................2

         1.04.             Disbursement of Funds.................................................................2

         1.05.             Notes.................................................................................3

         1.06.             Conversions...........................................................................3

         1.07.             Borrowings............................................................................4

         1.08.             Interest..............................................................................4

         1.09.             Interest Periods......................................................................5

         1.10.             Increased Costs; Illegality, etc......................................................5

         1.11.             Compensation..........................................................................7

         1.12.             Change of Lending Office..............................................................8

         1.13.             Replacement of Lenders................................................................8

SECTION 2.            Commitment Commission: Fees: Reductions of Commitment......................................9

         2.01.             Fees..................................................................................9

         2.02.             Voluntary Termination of Unutilized Commitments.......................................9

SECTION 3.            Prepayments: Payments; Taxes..............................................................10

         3.01.             Voluntary Payments...................................................................10

         3.02.             Mandatory Repayments and Commitment Reductions.......................................10

         3.03.             Method and Place of Payment..........................................................11

         3.04.             Net Payments.........................................................................12

SECTION 4.            Conditions Precedent to Loans on the Closing Date.........................................14

         4.01.             Bankruptcy Matters...................................................................14

         4.02.             Execution of Agreement; Notes........................................................14

         4.03.             Pledge Agreement.....................................................................14

         4.04.             Security Agreement...................................................................14

         4.05.             Subsidiaries Guaranty................................................................15

         4.06.             Officer's Certificate................................................................15

         4.07.             Opinions of Counsel..................................................................15

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                                TABLE OF CONTENTS
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         4.08.             Corporate Documents Proceedings; etc.................................................15

         4.09.             Adverse Change, etc..................................................................16

         4.10.             Litigation...........................................................................16

         4.11.             Cash Management System...............................................................17

         4.12.             Due Diligence........................................................................17

         4.13.             Board Approval.......................................................................17

         4.14.             Financial Statements; Budget; Cash Flow Forecast.....................................17

         4.15.             Insurance Certificates...............................................................17

         4.16.             Fees, etc............................................................................17

SECTION 5.            Conditions Precedent to All Loans.........................................................18

         5.01.             No Default: Representations and Warranties...........................................18

         5.02.             Notice of Borrowing..................................................................18

         5.03.             Bankruptcy Court Order...............................................................18

         5.04.             Fees, Etc............................................................................18

         5.05.             Special Borrowing Limitations........................................................18

SECTION 6.            Representations, Warranties and Agreements................................................19

         6.01.             Corporate Status.....................................................................19

         6.02.             Corporate and Other Power and Authority..............................................20

         6.03.             No Violation.........................................................................20

         6.04.             Approvals............................................................................20

         6.05.             Financial Statements; Financial Condition; Undisclosed Liabilities;
                           Projections; etc.....................................................................20

         6.06.             Litigation...........................................................................21

         6.07.             True and Complete Disclosure.........................................................21

         6.08.             Use of Proceeds; Margin Regulations..................................................21

         6.09.             Tax Returns and Payments.............................................................22

         6.10.             Compliance with ERISA................................................................22

         6.11.             The Security Documents; Super Priority Obligations...................................24

         6.12.             Properties...........................................................................24

         6.13.             Capitalization.......................................................................25

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         6.14.             Subsidiaries.........................................................................25

         6.15.             Compliance with Statutes, etc........................................................25

         6.16.             Investment Company Act...............................................................25

         6.17.             Public Utility Holding Company Act...................................................25

         6.18.             Environmental Matters................................................................25

         6.19.             Labor Relations......................................................................26

         6.20.             Patents, Licenses, Franchises and Formulas...........................................27

         6.21.             Indebtedness.........................................................................27

         6.22.             FCC Licenses.........................................................................27

         6.23.             Other Governmental Authorizations....................................................28

         6.24.             Qualification........................................................................28

         6.25.             Insurance............................................................................28

         6.26.             License Subsidiaries.................................................................28

         6.27.             Material Adverse Effect..............................................................29

SECTION 7.            Affirmative Covenants.....................................................................29

         7.01.             Information Covenants................................................................29

         7.02.             Books, Records and Inspections; Annual Meetings......................................32

         7.03.             Maintenance of Property; Insurance...................................................33

         7.04.             Corporate Franchises.................................................................33

         7.05.             Compliance with Statutes, etc........................................................34

         7.06.             Compliance with Environmental Laws...................................................34

         7.07.             ERISA................................................................................34

         7.08.             End of Fiscal Years: Fiscal Quarters.................................................35

         7.09.             Performance of Obligations...........................................................36

         7.10.             Payment of Taxes.....................................................................36

         7.11.             Additional Security; Further Assurances..............................................36

         7.12.             Section 310(b)(4) of the Communications Act. 47 U.S.C. Section 310(b)(4); Certain
                           Actions Related thereto, etc.........................................................37

         7.13.             Bankruptcy Court.....................................................................38

         7.14.             Accounts; Cash Management............................................................38

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SECTION 8.            Negative Covenants........................................................................38

         8.01.             Liens................................................................................38

         8.02.             Consolidation, Merger, Purchase or Sale of Assets, etc...............................39

         8.03.             Dividends............................................................................41

         8.04.             Indebtedness.........................................................................41

         8.05.             Advances, Investments and Loans......................................................41

         8.06.             Transactions with Affiliates.........................................................42

         8.07.             Capital Expenditures.................................................................42

         8.08.             Minimum Consolidated EBITDA..........................................................43

         8.09.             Minimum Two-Way Subscription Levels..................................................43

         8.10.             Limitations on Payments of Certain Indebtedness; Modifications of Certain
                           Indebtedness; Modifications of Certificate of Incorporation; By-Laws and
                           Certain Other Agreements; etc........................................................43

         8.11.             Limitation on Certain Restrictions on Subsidiaries...................................44

         8.12.             Limitation on Issuance of Capital Stock..............................................44

         8.13.             Business.............................................................................44

         8.14.             Limitation on Creation of Subsidiaries...............................................45

         8.15.             Chapter 11 Claims....................................................................45

         8.16.             The Orders...........................................................................45

SECTION 9.            Events of Default.........................................................................45

         9.01.             Payments.............................................................................45

         9.02.             Representations, etc.................................................................45

         9.03.             Covenants............................................................................45

         9.04.             Default Under Other Agreements.......................................................45

         9.05.             Security Documents; Orders...........................................................46

         9.06.             Bankruptcy Events....................................................................46

         9.07.             ERISA................................................................................47

         9.08.             Subsidiaries Guaranty................................................................48

         9.09.             Judgments............................................................................48

         9.10.             Change in Management.................................................................48

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         9.11.             Failure to Comply with the Communications Act........................................48

         9.12.             Material Adverse Change..............................................................49

         9.13.             Licenses.............................................................................49

         9.14.             Other Events.........................................................................49

SECTION 10.           Definitions and Accounting Terms..........................................................50

         10.01.            Defined Terms........................................................................50

SECTION 11.           The Administrative Agent..................................................................67

         11.01.            Appointment..........................................................................67

         11.02.            Nature of Duties.....................................................................67

         11.03.            Lack of Reliance on the Administrative Agent.........................................68

         11.04.            Certain Rights of the Administrative Agent...........................................68

         11.05.            Reliance.............................................................................68

         11.06.            Indemnification......................................................................68

         11.07.            The Administrative Agent in its Individual Capacity..................................69

         11.08.            Holders..............................................................................69

         11.09.            Resignation by the Administrative Agent or the Syndication Agent.....................69

         11.10.            Release of Liens.....................................................................70

SECTION 12.           Miscellaneous.............................................................................70

         12.01.            Payment of Expenses, etc.............................................................70

         12.02.            Right of Setoff......................................................................71

         12.03.            Notices..............................................................................72

         12.04.            Benefit of Agreement; Assignments; Participations....................................72

         12.05.            No Waiver: Remedies Cumulative.......................................................74

         12.06.            Payments Pro Rata....................................................................74

         12.07.            Calculations Computations Accounting Terms...........................................75

         12.08.            GOVERNING LAW: SUBMISSION TO JURISDICTION; VENUE WAIVER OF JURY TRIAL................75

         12.09.            Counterparts.........................................................................76

         12.10.            Effectiveness........................................................................76

         12.11.            Headings Descriptive.................................................................76

         12.12.            Amendment or Waiver; etc.............................................................76

         12.13.            Survival.............................................................................77

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         12.14.            Domicile of Loans....................................................................77

         12.15.            Register.............................................................................77

         12.16.            Confidentiality......................................................................78

         12.17.            WAIVER OF CLAIMS.....................................................................79

SCHEDULE I          Commitments
SCHEDULE 11         Lender Addresses
SCHEDULE III        Real Property
SCHEDULE IV         Plans
SCHEDULE V          Capitalization
SCHEDULE VI         Subsidiaries
SCHEDULE VII        Existing Indebtedness
SCHEDULE VIII       FCC Licenses
SCHEDULE IX         Governmental Authorizations
SCHEDULE X          Insurance
SCHEDULE XI         Existing Liens
SCHEDULE XII        Existing Investments
SCHEDULE XIII       Material FCC Licenses

EXHIBIT A           Notice of Borrowing
EXHIBIT B           Note
EXHIBIT C           Section 3.04(b)(ii) Certificate
EXHIBIT D           Officers' Certificate
EXHIBIT E           Pledge Agreement
EXHIBIT F           Security Agreement
EXHIBIT G           Subsidiaries Guaranty
EXHIBIT H           Assignment and Assumption Agreement

                  DEBTOR IN POSSESSION CREDIT AGREEMENT, dated as of July 18, 2001, among WEBLINK WIRELESS, INC., a Delaware corporation (the "Borrower"), the Lenders party hereto from time to time, and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent") and Lead Arranger (all capitalized terms used herein and defined in Section 10 are used herein as therein defined).

                                   WITNESSETH:

                  WHEREAS, on May 23, 2001 (the "Petition Date"), the Borrower, PageMart PCS, Inc., a Delaware corporation and PageMart II, Inc., a Delaware corporation (together with the Borrower, each a "Debtor" and collectively the "Debtors") each filed a voluntary petition for relief (collectively, the "Cases") under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Northern District of Texas (the "Bankruptcy Court");

                  WHEREAS, the Borrower and the other Debtors are continuing to operate their respective businesses and manage their respective properties as debtors in possession under sections 1107 and 1108 of the Bankruptcy Code;

                  WHEREAS, the Borrower has requested that the Lenders provide a secured super-priority revolving credit facility of up to $15,000,000 in order to fund the continued operation of the Borrower's and the other Debtors' businesses as debtors and debtors in possession under the Bankruptcy Code; and

                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1. Amount and Terms of Credit.

                  1.01. The Commitments.

                  Subject to and upon the terms and conditions set forth herein, each Lender with a Commitment severally agrees to make, at any time and from time to time on or after the Closing Date and prior to the Maturity Date, a revolving loan or revolving loans (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, and (iii) shall not exceed for any such Lender at any time outstanding the Available Commitment of such Lender at such time.

                  1.02. Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than five Borrowings of Eurodollar Loans in the aggregate.

                  1.03. Notice of Borrowing.

                  (a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day) and whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing, conversion or prepayment of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing, conversion or prepayment, as the case may be believed by the Administrative Agent in good faith to be from the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Borrower, or from any other authorized officer of the Borrower designated in writing by the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby agrees that the Administrative Agent's record of the terms of such telephonic notice of such Borrowing, conversion or prepayment of Loans, as the case may be, shall be controlling in the event of a dispute, absent manifest error.

                  1.04. Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the

Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall within two Business Days of such notice pay such corresponding amount (together with all interest payable as described in the immediately succeeding sentence) to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

                  1.05. Notes.

                  (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 12.15 and shall, if requested by such Lender, also be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes").

                  (b) The Note issued to each Lender that has a Commitment or outstanding Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Closing Date (or, if issued after the Closing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Loans of such Lender at such time) and be payable in the outstanding principal amount of the Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 3.01, and mandatory repayment as provided in Section 3.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

                  1.06. Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans made pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing of another Type of Loan, provided that, (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

                  1.07. Borrowings. Borrowings of Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments.

                  1.08. Interest.

                  (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06 or 1.09, as applicable, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

                  (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the rate which is 3% in excess of the rate then borne by such Loans. Interest which accrues under this Section 1.08(c) shall be payable on demand.

                  (d) Accrued (and theretofore unpaid) interest shall be payable in respect of each Loan (i) monthly in arrears on the last Business Day of each calendar month and (ii) on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  1.09. Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the borrowing of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall be a one month period, provided that (in each case):

                  (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                  (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

                  (vi) no Interest Period in respect of any Borrowing of any Loans shall be selected which extends beyond the Maturity Date.

                  If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10. Increased Costs; Illegality, etc.

                  (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                  (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Closing Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Closing Date affecting the interbank Eurodollar market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Closing Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

                  (c) If any Lender determines that after the Closing Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

                  1.11. Compensation. The Borrower shall compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 3.01, Section
3.02 or as a result of an acceleration of the Loans pursuant to Section 9) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to
Section 1.10(b).

                  1.12. Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), or Section 3.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10 and 3.04.

                  1.13. Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), or Section 3.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 12.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, if any, the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and (II) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 2.01, and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 3.04,
11.06 and 12.01), which shall survive as to such Replaced Lender.

                  SECTION 2. Commitment Commission: Fees: Reductions of Commitment.

                  2.01. Fees.

                  (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender a commitment commission (the "Commitment Commission") for the period from and including the Closing Date to but excluding the Maturity Date (or such earlier date on which the Commitment has been terminated) computed at a rate for each day equal to seventy-five basis points (.75%) per annum on the daily Total Unutilized Commitment of such Non-Defaulting Lender. Accrued Commitment Commission shall be due and payable monthly in arrears on the last Business Day of each calendar month and on the date upon which the Total Commitment has been terminated.

                  (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender an upfront fee (the "Upfront Fee") equal to two percent (2%) of the Total Commitment. The Upfront Fee shall be due and payable on the Closing Date.

                  (c) The Borrower agrees to pay to the Administrative Agent, for its respective account, such other fees as have been agreed to in the Fee Letter.

                  2.02. Voluntary Termination of Unutilized Commitments.

                  (a) Upon at least three (3) Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Commitment, in whole or in part, pursuant to this Section 2.02(a), in an integral multiple of $1,000,000 in the case of partial reductions to the Total Unutilized Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Commitment of each Lender.

                  (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 12.12(b), the Borrower may, subject to its compliance with the requirements of Section 12.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate all of the Commitments of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section 3.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 3.04, 11.06 and 12.01), which shall survive as to such repaid Lender.

                  (c) In addition to any other commitment reductions pursuant to this Agreement, the Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on the earlier of (i) the date upon which a Change of Control occurs unless the Required Lenders otherwise agree, (ii) the Maturity Date and (iii) the date which is thirty (30) days after the entry of the Interim Order with the Bankruptcy Court unless the Closing Date has occurred on or before such date.

                  SECTION 3. Prepayments: Payments; Taxes.

                  3.01. Voluntary Payments.

                  (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York City time) at the Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Loans, which notice (in each case) shall specify the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, and which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each partial prepayment of Loans pursuant to this Section 3.01(a) shall be in an aggregate principal amount of at least $1,000,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and (iii) each prepayment pursuant to this Section 3.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's election in connection with any prepayment of Loans pursuant to this Section 3.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Loan of a Defaulting Lender;

                  (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 12.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender in accordance with, and subject to the requirements of, said Section 12.12(b) so long as (I) the Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(d) (at which time Schedule I shall be deemed modified to reflect the changed Commitments) and (II) the consents, if any, required under Section 12.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

                  3.02. Mandatory Repayments and Commitment Reductions.

                  (a) On any day on which the aggregate outstanding principal amount of all Loans (after giving effect to all other repayments thereof on such date) exceeds the Total Commitment at such time, the Borrower shall prepay on such day the principal of Loans in an amount equal to such excess.

                  (b) In addition to any other mandatory repayments pursuant to this Section 3.02, on each date on or after the Closing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Loans and/or as a mandatory reduction to the Total Commitment or in accordance with the requirements of Sections 3.02(d) and (e);

                  (c) In addition to any other mandatory repayments pursuant to this Section 3.02, on each date on or after the Closing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied as a mandatory repayment of principal of outstanding Loans and/or as a mandatory reduction to the Total Commitment in accordance with the requirements of Sections 3.02(d) and (e).

                  (d) Each amount required to be applied to outstanding Loans and/or the Total Commitment pursuant to Sections 3.02(b) and (c) shall be applied (1) first, as a mandatory prepayment of outstanding Loans pro rata until all such Loans have been repaid in full and (2) second, to reduce the Commitment in the amount of such prepayment.

                  (e) With respect to each repayment of Loans required by this
Section 3.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings, provided that: (i) repayments of Eurodollar Loans pursuant to this
Section 3.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                  (f) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Loans shall be repaid in full on the Maturity Date, and (ii) unless, the Required Lenders otherwise agree, all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

                  3.03. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York City time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  3.04. Net Payments.

                  (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any -political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within forty-five (45) days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 3.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor form) and a Section 3.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction withholding and (y) the Borrower shall not be obligated pursuant to Section 3.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

                  (c) If the Borrower pays any additional amount under this
Section 3.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit, carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 3.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 3.04 without any exclusions or defenses; and (iii) nothing in this Section 3.04(c) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, such Lender's tax returns).

                  SECTION 4. Conditions Precedent to Loans on the Closing Date. The obligation of each Lender to make Loans on the Closing Date, is subject at the time of the making of such Loans to the satisfaction of the following conditions:

                  4.01. Bankruptcy Matters.

                  (a) The Bankruptcy Court shall have entered the Interim Order, certified by the Clerk of the Bankruptcy Court as having been duly entered, and the Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Requisite Lenders.

                  (b) The Lenders shall be satisfied that the Interim Order shall be binding on all material creditors of the Borrower and the other Debtors in existence on the Closing Date and shall be effective to provide the stay of actions, priorities, liens and other protections for the Borrower, the other Debtors, the Administrative Agent and the Lenders purported to be granted thereby.

                  4.02. Execution of Agreement; Notes. On or prior to the Closing Date, (i) the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart of this Agreement and shall have delivered the same to the Administrative Agent and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Note executed by the Borrower in each case, in the amount, maturity and as otherwise provided herein.

                  4.03. Pledge Agreement. On the Closing Date, the Borrower shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit E (as amended, modified or supplemented from time to time, the "Pledge Agreement").

                  4.04. Security Agreement. On the Closing Date, the Borrower shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit F (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of the Borrower's present and future Security Agreement Collateral, together with:

                  (i) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name the Borrower or any of its Subsidiaries as debtor and that are filed in each jurisdiction as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such other financing statements that name the Borrower or any of its

         Subsidiaries as debtor (none of which shall cover any of the Collateral except to the extent evidencing Permitted Liens);

                  (ii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

                  (iii) evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

                  4.05. Subsidiaries Guaranty. On the Closing Date, the Subsidiary Guarantors shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Subsidiaries Guaranty").

                  4.06. Officer's Certificate. On the Closing Date, the Administrative Agent shall have received a certificate, dated the Closing Date and signed on behalf of the Borrower by the Chairman of the Board, the President or any Vice President of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 4.09, 4.10, and 5.01 have been satisfied on such date.

                  4.07. Opinions of Counsel. On the Closing Date, the Administrative Agent shall have received (i) from Davis Polk & Wardwell, counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) from Winstead, Sechrest & Minick, special bankruptcy counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent and each of the Lenders covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, and (iii) from Frederick G. Anderson, Esq., General Counsel to the Borrower, or such outside counsel as he may select and which the Administrative Agent may reasonably approve, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date covering such matters ordinarily incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

                  4.08. Corporate Documents Proceedings; etc.

                  (a) On the Closing Date, the Administrative Agent shall have received a certificate from the Borrower and each Subsidiary thereof, dated the Closing Date, signed by the Chairman of the Board, the President, any Vice President or, in the case of any certificate from any Subsidiary of the Borrower only, the Secretary of each such Person, and attested to by the Secretary or any Assistant Secretary of such Person, in the form of Exhibit D with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Person and the resolutions of such Person referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

                  (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  4.09. Adverse Change, etc.

                  (a) Except (i) as related to the filing of the Cases and (ii) as otherwise disclosed in reports and statements previously provided to the Administrative Agent or in any filings with the SEC, since December 31, 2000, nothing shall have occurred (and neither the Administrative Agent nor any Lender shall have become aware of any facts or conditions not previously known, whether as a result of their due diligence investigations or otherwise) which the Required Lenders shall determine (i) has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (ii) has had, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  (b) On or prior to the Closing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents (including, without limitation, all FCC approvals and/or consents) in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by the Credit Documents or otherwise referred to herein or therein.

                  (c) As of the Closing Date, there shall not have occurred, in the judgment of the Administrative Agent, any material disruption or material adverse change in the financial, banking or capital market conditions generally.

                  4.10. Litigation. On the Closing Date, there shall be no actions, suits or proceedings pending or threatened (i) with respect to this Agreement or any other Credit Document or (ii) which the Required Lenders shall determine could reasonably be expected to have a material adverse effect on (a) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its

Subsidiaries taken as a whole (after giving effect to the commencement of the Cases), (b) the rights or remedies of the Lenders or any Agent hereunder or under any other Credit Document or (c) the ability of any Credit Party to perform its respective obligations to the Lenders or the Administrative Agent hereunder or under any other Credit Document.

                  4.11. Cash Management System. The cash management system of the Borrower and its Subsidiaries shall be acceptable to the Administrative Agent and shall be in full force and effect.

                  4.12. Due Diligence. The Administrative Agent shall be satisfied, in its sole discretion, with the scope and results of the due diligence review conducted by the Administrative Agent and its consultants and advisors of the Borrower and its Subsidiaries' business, operations, assets, prospects, financial reporting systems, existing obligations and condition (financial or otherwise).

                  4.13. Board Approval. On or prior to the Closing Date, the Board of Directors of (a) the Borrower and each other Debtor shall have approved the commencement of the Cases and (b) each Credit Party shall have approved the execution, delivery and performance by each such Credit Party each of the Credit Documents to which it is a party, and the Administrative Agent shall have received evidence, in form and substance satisfactory to it, of such approval.

                  4.14. Financial Statements; Budget; Cash Flow Forecast. On or prior to the Closing Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, Budget and Cash Flow Forecast referred to in Section 6.05, which historical financial statements, Budget and Cash Flow Forecast shall be in form and substance satisfactory to the Required Lenders.

                  4.15. Insurance Certificates. On the Closing Date, the Borrower shall have delivered to the Administrative Agent certificates of insurance complying with the requirements of Section 7.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as an additional insured and as loss payee, and stating that such insurance shall not be canceled without at least thirty (30) days prior written notice by the insurer to the Administrative Agent (or at least ten
(10) days in the case of nonpayment of premium).

                  4.16. Fees, etc. On the Closing Date, the Borrower shall have paid

                  (a) to the Administrative Agent and each Lender all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent and such Lender;

                  (b) the Upfront Fee; and

                  (c) the fees specified in the fee letter dated of even date herewith between the Borrower and the Administrative Agent (the "Fee Letter").

                  SECTION 5. Conditions Precedent to All Loans. The obligation of each Lender to make Loans (including Loans made on the Closing Date) is subject, at the time of each such Loan (except as hereinafter indicated), to the satisfaction of the following conditions:

                  5.01. No Default: Representations and Warranties. At the time of each such Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct with the same effect as though such representations and warranties had been made on the date of such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

                  5.02. Notice of Borrowing. Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a).

                  5.03. Bankruptcy Court Order. The Interim Order shall be in full force and effect, or if the date of the Loan is made after the 30th day after the Closing Date or if the amount of the requested Borrowing exceeds the maximum amount permitted pursuant to the Interim Order, the Bankruptcy Court shall have entered the Final Order, certified by the Clerk of the Bankruptcy Court as having been duly entered, and the Final Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Requisite Lenders.

                  5.04. Fees, Etc. As of the date of such Loan, the Borrower shall have paid to the Administrative Agent and each Lender all costs, fees and expenses (including, without limitation, legal and other professional fees and expenses) payable to the Administrative Agent and such Lender to the extent then due.

                  5.05. Special Borrowing Limitations.

                  (a) After giving effect to the requested Borrowing, the aggregate outstanding Loans shall not exceed the Maximum Credit.

                  (b) The Borrower shall be in compliance with the following covenants; provided that the failure to so comply shall not constitute an Event of Default under this Agreement:

                  (i) The Borrower shall (A) complete, on or before the 30th day after the Closing Date, an offering memorandum for all of the assets and businesses of the Debtors, (B) have a complete data room available to prospective purchasers or merger partners and (C) begin to solicit, on or before the 42nd day after the Closing Date, indications of interest from prospective acquirors, investors, and merger partners (the "Potential Transaction Parties"), and report on a timely basis to the Prepetition Lenders, the Lenders, and the Committee on their progress;

                  (ii) The Borrower shall consult with the Prepetition Lenders, the Lenders, and the Committee in preparing a list of potential acquirors, investors, and merger partners to receive the offering memorandum;

                  (iii) The Borrower shall make the Debtors' management and data room available to interested parties at all reasonable times. The Debtors may require each Potential Transaction Party to sign a reasonable confidentiality agreement and may refuse to provide direct competitors with competitively sensitive information; provided, however, if a direct competitor advises the Debtors, the Prepetition Lenders, the Lenders, or the Committee that it needs competitively sensitive information to make an offer, the Prepetition Lenders, the Lenders, or the Committee may request an order directing the Debtors to provide such information subject to such protections as the Court directs;

                  (iv) By November 15, 2001, the Borrower shall (A) solicit offers for a transaction for the business and/or assets of the estates of the Debtors to be consummated under section 363 of the Bankruptcy Code or under a chapter 11 plan and (B) file either a motion for an order approving a transaction for the business and/or assets of their estates to be consummated under section 363 of the Bankruptcy Code or under a chapter 11 plan or a motion for procedures to maximize the value of their estates through such a transaction.

                  The acceptance of the benefits of each Loan shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 4 (with respect to Loans on the Closing Date) and in this Section 5 (with respect to Loans on or after the Closing Date) and applicable to such Loan exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 4 and in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

                  SECTION 6. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, with the occurrence of each Loan on or after the Closing Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the Closing Date and on the date of each such other Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  6.01. Corporate Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) subject to the entry of the Orders, has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) subject to the entry of the Orders, is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  6.02. Corporate and Other Power and Authority. Each Credit Party has, subject to the entry of the Orders, the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  6.03. No Violation. Subject to the entry of the Orders, neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents and the Orders) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement entered into after the Petition Date, or any other material agreement, contract or instrument entered into after the Petition Date, in each case to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, the effect of which, in the case of the Borrower and the other Debtors, will not be subject to the automatic stay pursuant to section 362 of the Bankruptcy Code upon the entry of the Interim Order or the Final Order, as applicable or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

                  6.04. Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (i) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date and (ii) the Orders), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

                  6.05. Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc.

                  (a) The consolidated balance sheet of the Borrower and its Subsidiaries for its fiscal year ended on December 31, 2000 and the related consolidated statements of income, cash flows and shareholders' equity of the Borrower and its Subsidiaries for the fiscal year ended on such date, and the consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2001, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries, copies of which have been furnished to the Lenders prior to the Closing Date, present fairly in all material respects the financial position of the Borrower and its Subsidiaries at the dates of such balance sheets and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except, in the case of the aforementioned quarterly financial statements, for normal year-end audit adjustments and the absence of footnotes). Neither the Borrower nor any of it Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or contracts or unusual forward or long-term commitment which is not reflected in such financial statements or in the notes thereto.

                  (b) Each of the Budget and the Cash Flow Forecast delivered to the Administrative Agent and the Lenders prior to the Closing Date, and each updated Budget and Cash Flow Forecast delivered thereafter pursuant to Section 7.01(e) and (f), respectively has been, or will be, prepared in good faith and are based on reasonable assumptions, and there are no, or will not be any, statements or conclusions in such Budget or Cash Flow Forecast which, in light of the circumstances in which they were made, are based upon or include information known to the Borrower to be misleading in any material respect or which fails to take into account material information known to the Borrower regarding the matters reported therein.

                  6.06. Litigation. Other than the Cases, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document, (ii) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (iii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  6.07. True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Credit Party in writing to any Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                  6.08. Use of Proceeds; Margin Regulations.

                  (a) The proceeds of the Loans shall be used by the Borrower solely as follows: (i) to fund post-petition operating expenses of the Credit Parties incurred in the ordinary course of business, (ii) to pay certain other costs and expenses of administration of the Cases to be specified in writing to the Administrative Agent (including by notice of application for Orders), (iii) for working capital, capital expenditures and other general corporate purposes of the Credit

Parties not in contravention of any requirement of law or the Credit Documents or as otherwise approved by the Bankruptcy Court with the consent of the Administrative Agent, (iv) as long as no Default or Event of Default has occurred and is continuing, to pay certain Permitted Pre-Petition Claim Payments, and (v) to pay Permitted Expenses. The Borrower shall use the entire amount of the proceeds of each Loan in accordance with this Section 6.08, provided, however, that nothing herein shall in any way prejudice or prevent the Administrative Agent or the Lenders from objecting, for any reason, to any requests, motions or applications made in the Bankruptcy Court, including any applications for interim or final allowances of compensation for services rendered or reimbursement of expenses incurred under sections 105(a), 330 or 331 of the Bankruptcy Code, by any party in interest, and provided, further, that the Borrower shall not use the proceeds from any Loans for any purpose that is prohibited under the Bankruptcy Code.

                  (b) No part of any Loan (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Loan will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  6.09. Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. Each of the Borrower and each of its Subsidiaries has at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state, local and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit (except for routine sales tax audits), or claim now pending or, to the best knowledge of the Borrower threatened, by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. As of the Closing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations (except in connection with routine sales tax audits) relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

                  6.10. Compliance with ERISA.

                  (a) Schedule IV sets forth, as of the Closing Date, each Plan. Each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code except to the extent that any failure to so comply would not result in a material liability to the Borrower, any of its Subsidiaries or any ERISA Affiliates; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(x) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401 (a) and 501 (a) of the Code; no Reportable Event has occurred; no Plan which is a multi-employer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability except to the extent that any such Unfunded Current Liability could not reasonably be expected to result in a material liability to the Borrower, any of its Subsidiaries or any ERISA Affiliates; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made except to the extent that any failure to do so would not result in a material liability to the Borrower, any of its Subsidiaries or any ERISA Affiliates; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or, to the knowledge of the Borrower, threatened except to the extent that any such action, suit, proceeding, hearing, audit or investigation would not result in a material liability to the Borrower or any of its Subsidiaries; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multi-employer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Loan, would not exceed an amount that is material to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of
Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code except as would not result in any material liability; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations to the Agents and the Lenders hereunder.

                  (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities except to the extent that any failure to do so would not result in a material liability to the Borrower or any of its Subsidiaries. All contributions required to be made with respect to a Foreign Pension Plan have been timely made except to the extent that any failure to do so would not result in a material liability to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrowers' recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by more than an amount that is material to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate.

                  6.11. The Security Documents; Super Priority Obligations.

                  (a) The provisions of the Security Agreement, the Pledge Agreement and the Orders are effective to create in favor of the Administrative Agent for the benefit of the Secured Creditors a legal, valid, perfected and enforceable security interest in all right, title and interest of the Credit Parties in the Collateral described therein (having the priority provided for herein and in the Orders).

                  (b) Pursuant to subsections 364(c)(2) and (3) of the Bankruptcy Code and the Orders, the Obligations will be secured by a first priority perfected Lien on the Collateral, subject only to (i) valid, perfected, nonavoidable and enforceable Liens (other than Liens on the Pre-Petition Collateral) existing as of the Petition Date and (ii) the Carve-Out.

                  (c) Pursuant to section 364(c) of the Bankruptcy Code and the Orders, the Obligations at all times will constitute allowed super-priority administrative expense claims in each of the Cases having priority over all administrative expenses of the kind specified in sections 503(b), 506(c), 507(a), 507(b), 546(c) and 726 of the Bankruptcy Code, subject only to the Carve-Out.

                  (d) Pursuant to section 364(d)(1) of the Bankruptcy Code, the Obligations at all times will be secured by a first priority perfected senior priming Lien on the Pre-Petition Collateral, subject only to the Carve-Out.

                  (e) The Orders and the transactions contemplated hereby and thereby, are in full force and effect and have not been vacated, reversed, modified, amended or stayed without the prior written consent of the Lenders.

                  6.12. Properties. All Real Property owned or leased by the Borrower or any of its Subsidiaries as of the Closing Date (other than such Real Property consisting of the Borrower's or any of its Subsidiaries' transmitter sites), and the nature of the interest therein, is correctly set forth in
Schedule III. Each of the Borrower and each of its Subsidiaries has good and marketable title to all material properties owned by them, including all property reflected in Schedule III and in the balance sheets referred to in
Section 6.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

                  6.13. Capitalization. As of January 31, 2001, the authorized capital stock of the Borrower consists of (i) 60,000,000 shares of Class A common stock, $.0001 par value per share, of which 45,568,859 shares are issued and outstanding, (ii) 12,000,000 shares of Class B common stock, $.0001 par value per share, of which 3,809,363 shares are issued and outstanding, (iii) 2,000,000 shares of Class C common stock, $.0001 par value per share, of which no shares are issued and outstanding, (iv) 1,000,000 shares of Class D common stock, $.0001 par value per share, of which 131,250 shares are issued and outstanding and (v) 10,000,000 shares of preferred stock, $.0001 par value per share, of which no shares are issued and outstanding. All outstanding shares of the capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable.

                  6.14. Subsidiaries. As of the Closing Date, the corporations, partnerships and limited liability companies listed on Schedule VI are all of the Subsidiaries of the Borrower. Schedule VI correctly sets forth, as of the Closing Date, the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

                  6.15. Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business, the holding of the FCC Licenses, and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  6.16. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  6.17. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  6.18. Environmental Matters.

                  (a) Each of the Borrower and each of its Subsidiaries has complied with, and on the date of each Loan is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any Real Property no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any Real Property owned, leased or operated by the Borrower or any of its

Subsidiaries (including, to the best knowledge of the Borrower, any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or, to the best knowledge of the Borrower, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

                  (b) Neither the Borrower nor any of its Subsidiaries has at any time generated, used, treated or stored Hazardous Materials on, or transported Hazardous Materials to or from, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment, storage or transportation has violated or could reasonably be expected to violate any Environmental Law or give rise to an Environmental Claim. Neither the Borrower nor any of its Subsidiaries has at any time Released any Hazardous Materials on or from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law.

                  (c) Notwithstanding anything to the contrary in this Section 6.18, the representations and warranties made in this Section 6.18 shall not be untrue unless the effect of any or all conditions, violations, claims, restrictions, failures and non-compliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  6.19. Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower or on the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  6.20. Patents, Licenses, Franchises and Formulas. Each of the Borrower and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  6.21. Indebtedness. Schedule VII sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Closing Date (excluding the Loans and the Vendor Financing Agreement, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

                  6.22. FCC Licenses. The License Subsidiaries hold all FCC licenses and authorizations as are necessary to the Borrower's business (collectively, the "FCC Licenses"). Each of the FCC Licenses has been validly issued and is in full force and effect. All FCC Licenses existing on the Closing Date and their respective expiration dates are listed on Schedule VIII and true copies of all such material FCC Licenses, together with any and all modifications, amendments, and pending applications therefor or relating thereto, as of the Closing Date have been furnished to the Administrative Agent. The Borrower has no knowledge of any condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the FCC Rules applicable generally to businesses of the type, nature, class or location of the Borrower and its Subsidiaries. The Borrower and its Subsidiaries are in compliance in all material respects with the terms and conditions of the FCC Licenses applicable generally to businesses of the type, nature, class or location of the Borrower and its Subsidiaries. The Borrower and its Subsidiaries are in compliance in all material respects with the terms and conditions of the FCC Licenses applicable to it and with the FCC Rules and the Communications Act. No proceedings are pending or are, to the best knowledge of the Borrower, threatened which may reasonably be expected to result in (i) the revocation, rescission, adverse modification, non-renewal or suspension of any of the FCC Licenses, (ii) the denial of any pending material applications, (iii) the issuance of any cease and desist order or (iv) the imposition of any material fines, forfeitures or other administrative actions by the FCC with respect to the Borrower or any of its Subsidiaries, other than proceedings affecting the wireless messaging services industry in general. All material reports, applications and other documents required to be filed by the Borrower or any of its Subsidiaries, as appropriate, with the FCC have in all material respects been timely filed and all such reports, applications and documents are true, correct and complete in all respects, and the Borrower has no knowledge of any matters (i) which could reasonably be expected to result in the adverse modification, suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition on the Borrower or any of its Subsidiaries of any material fines or forfeitures by the FCC or (ii) which could reasonably be expected to result in the revocation, rescission, reversal or adverse modification of any of the Borrower's or any of its Subsidiaries' authorizations to operate as currently authorized as applicable, under the Communications Act, as well as the FCC Rules. There are no unsatisfied or otherwise outstanding citations issued by the FCC with respect to the Borrower or any of its Subsidiaries or any of their respective operations.

                  6.23. Other Governmental Authorizations. In addition to the FCC Licenses issued by the FCC, the Borrower and its Subsidiaries hold all material licenses and authorizations issued by any other governmental entity necessary to operate their respective businesses (collectively, the "Governmental Authorizations"). Each of the Governmental Authorizations has been validly issued and is in full force and effect. The Governmental Authorizations as of the Closing Date are listed on Schedule IX, with any expiration date for any such authorization identified on Schedule IX. The Borrower has no knowledge of any condition imposed by any governmental entity on any of the Governmental Authorizations which is neither set forth on the face thereof nor contained in the rules, policies, and regulations of the particular governmental entity issuing the authorization. The Borrower and its Subsidiaries have been and are in compliance in all material respects with the terms and conditions of the Governmental Authorizations applicable to them. Other than proceedings of a general nature, no proceedings are pending or are, to the best knowledge of the Borrower, threatened which may reasonably be expected to result in (i) the revocation, rescission, adverse modification, non-renewal or suspension of any Governmental Authorizations, (ii) the denial of any pending applications therefor, (iii) the issuance of any cease and desist order, or (iv) the imposition of any material fines, forfeitures, or other administrative actions by a governmental entity. All material reports, applications and other documents required to be filed by the Borrower or any of its Subsidiaries, as appropriate, with the governmental entity issuing a Government Authorization have in all material respects been timely filed, and all such reports, applications and documents are true, correct and complete in all material respects, and the Borrower has no knowledge of any matters which could reasonably be expected to result in (i) the suspension, revocation, rescission, adverse modification of or the refusal to renew any of the Governmental Authorizations or (ii) the imposition on the Borrower or any of its Subsidiaries of any material fines or forfeitures. There are no material unsatisfied or otherwise outstanding citations issued by any governmental entity with the respect to the Borrower or any of its Subsidiaries.

                  6.24. Qualification. The Borrower has no knowledge of any fact which would, upon completion of the transactions contemplated herein, under present law (including the Communications Act) and present FCC Rules, disqualify the Borrower or any of its Subsidiaries as an assignee or transferee of the FCC Licenses or result in the imposition of any adverse condition on, or adverse modification of, the FCC Licenses, and the Borrower shall not take, or fail to take, any action which the Borrower knows or has reason to know would cause such disqualification, condition or modification. Should any facts which would cause such disqualification, condition, or modification become known to the Borrower, the Borrower will promptly notify the Administrative Agent in writing thereof.

                  6.25. Insurance. Schedule X sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Closing Date, with the amounts insured (and any deductibles) set forth thereon.

                  6.26. License Subsidiaries. The License Subsidiaries have no significant assets other than the respective FCC Licenses held by them and any subsequent renewals thereof. In addition, all the FCC Licenses used in the business of the Borrower or any Subsidiary thereof shall be held by one or more of the License Subsidiaries.

                  6.27. Material Adverse Effect. Except (i) as related to the filing of the Cases and (ii) as otherwise disclosed in reports and statements previously provided to the Administrative Agent or in any filings with the SEC, since December 31, 2000, there has been no material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

                  SECTION 7. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Closing Date and until the Total Commitment and the Loans, Notes (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section
12.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

                  7.01. Information Covenants. The Borrower will furnish to each
Lender:

                  (a) Monthly Reports. Within thirty (30) days after the end of each fiscal month of the Borrower (commencing with its fiscal month ending on May 31, 2001), (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month, all of which shall be certified by the Chief Financial Officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) a certification of the number of (x) Advanced Messaging Units and (y) other wireless messaging devices in service by the Borrower, in each case on the last day of such fiscal month.

                  (b) Quarterly Financial Statements. Within forty-five (45) days after the close of the first three (3) quarterly accounting periods in each fiscal year of the Borrower (commencing with its quarterly accounting period ending on June 30, 2001), (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period,
(ii) the consolidated statements of income attributable to each of Traditional Messaging Services and Advanced Messaging Services for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case in respect of clauses (i) and
(ii) above setting forth comparative figures for the related periods in the prior fiscal year and comparable budgeted figures for such quarterly accounting period, all of which shall be certified by the Chief Financial Officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes, (iii) management's discussion and analysis of the material operational and financial developments during such quarterly accounting period, and (iv) a certification of the number of (x) Advanced Messaging Units and (y) other wireless messaging devices in service by the Borrower, in each case on the last day of such quarterly accounting period.

                  (c) Annual Financial Statements. Within ninety (90) days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Arthur Andersen LLP or such other independent certified public accountants of recognized national standing acceptable to the Administrative Agent without qualification as to the scope of the audit, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) the consolidated statements of income attributable to the Borrower's Traditional Messaging Services and Advanced Messaging Services for such fiscal year and setting forth comparative figures for the prior fiscal year, and (iii) management's discussion and analysis of the material operational and financial developments during such fiscal year.

                  (d) Management Letters. Promptly after the Borrower's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

                  (e) Budgets. No later than the second Business Day of each calendar month after the Closing Date, (x) an operating budget for the Borrower and its Subsidiaries in form satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets) prepared by the Borrower for the succeeding six (6) months after such calendar month prepared in detail and setting forth, with appropriate discussion, the principal assumptions upon which such budget is based (as described herein, each a "Budget") and (y) a variance report setting forth any material deviation of operating results from those reflected in the Budget for the preceding calendar month.

                  (f) Weekly Cash Flow Forecast. Not later than the Friday following the end of each weekly period occurring after the Closing Date, a report, on a line-item basis, showing (x) the anticipated cash receipts and expenditures for the succeeding one (1) calendar week (each such report, a "Cash Flow Forecast") and (y) a variance report reflecting on a line-item basis the actual cash receipts and disbursements for the preceding one (1) calendar week and the percentage variance of such actual results from those reflected in the Cash Flow Forecast for the preceding one (1) week.

                  (g) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 7.01(b) and (c), a certificate of the Chief Financial Officer of the Borrower certifying on behalf of the Borrower that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth in reasonable detail the calculations required to establish (A) whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 3.02, 8.02(ii), 8.02(vi), 8.03, 8.04, 8.05 and 8.07
through 8.09, inclusive, at the end of such fiscal quarter or year, as the case may be, and (B) whether the provisions of Section 7.12 are applicable.

                  (h) Notice of Default or Litigation; etc. Promptly, and in any event within three Business Days' after any Senior Officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) the commencement of, or threat of, or any development in, the revocation, material adverse modification, non-renewal or suspension of, or the filing of any petitions to deny or similar pleadings against any renewal or other application filed on behalf of the Borrower, a License Subsidiary, or with respect to any of the FCC Licenses material to the Borrower or any of its Subsidiaries, (iii) the issuance of, or the threat of, any cease and desist order or the imposition of any material fines, forfeitures or other administrative actions by the FCC or any other governmental entity with respect to the Borrower or any of its Subsidiaries and
(iv) any litigation or governmental investigation or proceeding pending (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (z) with respect to any Credit Document. In addition, the Borrower agrees to provide the Administrative Agent with copies of all material communications with the FCC concerning the FCC Licenses.

                  (i) No Default or Event of Default Certification. Not later than forty-five (45) days after the Closing Date, and on the last day of each forty-five (45) day period occurring thereafter, a certificate of the Chief Financial Officer or Chief Executive Officer of the Borrower certifying on behalf of the Borrower that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof.

                  (j) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of (i) all financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders (or any trustee, agent or other representative therefor) of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness and (ii) any non-routine reports, applications, petitions, or other communications filed with or received from the FCC with respect to the Borrower or the License Subsidiaries.

                  (k) Environmental Matters. Promptly after any officer of any Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters; unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole:

                  (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;

                  (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable

         Environmental Law or (b) could be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

                  (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

                  (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each Lender all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower or such Subsidiary's response thereto.

                  (l) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as any Agent or any Lender (through the Administrative Agent) may reasonably request.

                  7.02. Books, Records and Inspections; Annual Meetings.

                  (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent (at the expense of the Borrower) or any Lender (at the expense of the Borrower) to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to the reasonable extent as the Administrative Agent or such Lender may reasonably request.

                  (b) At a date to be mutually agreed upon between the Administrative Agent and the Borrower, the Borrower shall, at the request of the Administrative Agent, hold a meeting to which all of the Lenders shall be invited to attend at the Borrower's expense, at which meeting shall be reviewed the financial results of the Borrower and its Subsidiaries and the most recent Budget presented pursuant to Section 7.01(e).

                  7.03. Maintenance of Property; Insurance.

                  (a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of the Borrower and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or any of its Subsidiaries operates, and (iii) furnish to the Administrative Agent, together with each set of financial statements delivered pursuant to Section 7.01(c), full information as to the insurance carried. At any time that insurance at or above the levels described on Schedule IX is not being maintained by the Borrower or any Subsidiary of the Borrower, the Borrower will, or will cause one of its Subsidiaries to, promptly notify the Administrative Agent in writing and, if thereafter reasonably requested by the Administrative Agent or the Required Lenders to do so, the Borrower or any such Subsidiary, as the case may be, shall obtain such insurance at such levels and coverage which are at least as great as those described in Schedule IX to, the extent such insurance is reasonably available at a reasonable expense.

                  (b) The Borrower will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Administrative Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (i) shall name the Administrative Agent as loss payee and/or additional insured, (ii) shall state that such insurance policies shall not be canceled without at least thirty (30) days' prior written notice thereof by the respective insurer to the Administrative Agent (or at least ten (10) days in the case of nonpayment of premium), (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Administrative Agent and the Secured Creditors and (iv) shall contain the standard non-contributing mortgage clause endorsement in favor of the Administrative Agent with respect to hazard liability insurance, (v) shall, except in the case of public liability insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of the Borrower or any of its Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties.

                  (c) If the Borrower or any of its Subsidiaries shall fail to insure its property in accordance with this Section 7.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

                  7.04. Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 7.04 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with
Section 8.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  7.05. Compliance with Statutes, etc. The Borrower will and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and the retention of its FCC Licenses (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  7.06. Compliance with Environmental Laws. The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

                  7.07. ERISA. As soon as possible and, in any event, within ten
(10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent a certificate of the Chief Financial Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate, is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC or any other governmental agency, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation
Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation
Section 4043 is reasonably expected to occur with respect to such Plan within the following thirty (30) days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made except to the extent that any failure to do so would not result in a material liability to the Borrower, any of its Subsidiaries or any ERISA Affiliates; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted by the PBGC pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate may reasonably be expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409 or 502(i) or 502(1) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may reasonably be expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to the Administrative Agent copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrower will also deliver to the Administrative Agent a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules, and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other governmental agency, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Administrative Agent no later than ten (10) days after such notice has been received by the Borrower, the respective Subsidiary or the ERISA Affiliate. The Borrower and each of its applicable Subsidiaries shall insure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  7.08. End of Fiscal Years: Fiscal Quarters. The Borrower will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31.

                  7.09. Performance of Obligations. The Borrower will cause each of its Subsidiaries (other than the other Debtors) to perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  7.10. Payment of Taxes. Except to the extent nonpayment is permitted or required by the Bankruptcy Court or the Bankruptcy Code with respect to those taxes, assessments and governmental charges or levies arising prior to the Petition Date, the Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.01(i); provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                  7.11. Additional Security; Further Assurances.

                  (a) The Borrower will, and will cause each Subsidiary Guarantor, if any, to grant to the Administrative Agent security interests and mortgages in such assets and properties of the Borrower and the Subsidiary Guarantors as are not covered by the original Security Documents, and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents"); provided that neither the Borrower nor any of its Subsidiaries shall be required to grant a security interest in any of its assets to the extent same would not be permitted under any law applicable to the Borrower or such Subsidiary, as such determination is reasonably agreed to by the Administrative Agent. All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                  (b) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower or such respective Subsidiary, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Administrative Agent may reasonably require. In addition, the Borrower shall, upon the reasonable request of the Administrative Agent to assure itself that Section 4.04(i) has been complied with, provide the Administrative Agent with information as to Real Property consisting of the Borrower's or any of its Subsidiaries' transmitter sites. Furthermore, the Borrower will use its reasonable best efforts to cause to be delivered to the Administrative Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 7.11 has been complied with.

                  (c) If the Administrative Agent or the Required Lenders are advised in writing by counsel that they are required by law or regulation to have appraisals prepared in respect of the Real Property of the Borrower and its Subsidiaries constituting Collateral, the Borrower will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Agents.

                  (d) At any time upon the request of the Administrative Agent, the Administrative Agent shall have received landlord waivers, in form and substance satisfactory to the Administrative Agent, in respect of the Leaseholds of the Borrower and its Subsidiaries as designated on Schedule III.

                  (e) The Borrower agrees that each action required above by clauses (a) through (d), inclusive, of this Section 7.11 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Administrative Agent or the Required Lenders or required to be taken by the Borrower and/or its Subsidiaries pursuant to the terms of this Section 7.11.

                  7.12. Section 310(b)(4) of the Communications Act. 47 U.S.C.
Section 310(b)(4); Certain Actions Related thereto, etc. The Borrower will adopt and maintain procedures for the monitoring of the level of ownership and control of its issued and outstanding capital stock by Non-U.S. Persons sufficient under applicable rules and policies of the FCC to demonstrate compliance with applicable restrictions on foreign ownership and control pursuant to Section 310(b)(4) of the Communications Act, 47 U.S.C. Section 310(b)(4). In addition, within ten Business Days thereof, the Borrower shall provide the Administrative Agent with written notice of any knowledge of the Borrower of facts or circumstances indicating that ownership or control of the Borrower's issued and outstanding capital stock by Non-U.S. Persons may increase so as to exceed the 25% limit set forth in such Section 310(b)(4). At any time that the Borrower has reason to anticipate that the foreign ownership or control of its issued and outstanding capital stock may increase so as to exceed such 25% limit, the Borrower shall promptly file with the FCC a petition for declaratory order (or other form of petition of application as may be provided under FCC rules then in effect), complete in all material respects, requesting a determination that foreign ownership or control of the Borrower in excess of limit set forth in such Section 310(b)(4) is not contrary to the public interest.

                  7.13. Bankruptcy Court. The Borrower will use its best efforts to obtain the approval of the Bankruptcy Court of this Agreement and the other Loan Documents and deliver to the Administrative Agent and the Administrative Agent's counsel all material pleadings, motions and other documents filed on behalf of all of the Credit Parties with the Bankruptcy Court.

                  7.14. Accounts; Cash Management.

                  (a) The Borrower and its Subsidiaries shall maintain all deposit accounts, collection accounts, investment accounts, operating accounts and all other accounts with Bank One Texas, N.A., except as otherwise permitted by the Administrative Agent.

                  (b) The Borrower and its Subsidiaries shall maintain a cash management system acceptable to the Administrative Agent.

                  SECTION 8. Negative Covenants. The Borrower hereby covenants and agrees that on and after the Closing Date and until the Total Commitment created thereunder have terminated and the Loans, Notes (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

                  8.01. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any effective financing statement or consent to the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                  (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

                  (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Liens in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule XI, but only to the respective date, if any, set forth in such Schedule XI for the removal, replacement and termination of any such Liens;

                  (iv) Liens created pursuant to the Security Documents;

                  (v) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                  (vi) Liens upon assets of the Borrower or any of its Subsidiaries pursuant to the Vendor Financing Agreement, provided that
         (x) such Liens only secure the payment of Indebtedness incurred pursuant to the Vendor Financing Agreement and (y) such Liens only encumber the "Collateral" under, and as defined in, the Vendor Financing Agreement and shall not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

                  (vii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                  (viii) Liens arising from precautionary UCC financing statement filings regarding operating leases;

                  (ix) attachment or judgment Liens not constituting an Event of Default under Section 9.09;

                  (x) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party; and

                  (xi) Liens (other than Liens created under relevant Federal, State, foreign or local statutes to the extent, and only to the extent, that neither the Borrower nor any of its Subsidiaries has delivered any collateral subject to such Lien to the holder of such Lien or to any other third Person for the purpose of perfecting such Lien, or taken any other action to perfect, or consent to the perfection of, any such
         Lien) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of alike nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate outstanding amount of obligations secured by Liens permitted by this clause (xiii) (and the value of all cash and property encumbered by Liens permitted pursuant to this clause (xiii)) shall not at any time exceed $2,000,000.

                  8.02. Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

                  (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 8.07;

                  (ii) each of the Borrower and its Subsidiaries may sell assets (other than the capital stock of any Subsidiary Guarantor), so long as
         (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) at least 85% of total consideration received by the Borrower or such Subsidiary is cash and is paid at the time of the closing of such sale and any other consideration received by the Borrower in connection with such sale is Qualified Proceeds, (y) the Net Sale Proceeds therefrom are applied as required by Section 3.02(b) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (ii) shall not exceed $3,000,000 in any fiscal year of the Borrower;

                  (iii) Investments may be made to the extent permitted by
         Section 8.05;

                  (iv) each of the Borrower and its Subsidiaries may make sales, leases or other dispositions of inventory (including wireless messaging devices, regardless of whether the Borrower or such Subsidiary accounts for same as inventory or otherwise) in the ordinary course of business;

                  (v) each of the Borrower and its Subsidiaries may sell obsolete, uneconomic or worn-out equipment or materials in the ordinary course of business, provided that the aggregate amount of the proceeds received from all assets sold pursuant to this clause (v) shall not exceed $3,000,000 in any fiscal year of the Borrower; and

                  (vi) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction.

provided that the foregoing limitations are not intended to prevent the Borrower or such Subsidiary from rejecting unexpired leases or executory contracts pursuant to section 365 of the Bankruptcy Code in connection with the Cases.

To the extent the Required Lenders waive the provisions of this Section 8.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 8.02 (other than to the Borrower or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

                  8.03. Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that any Subsidiary of the Borrower may pay cash Dividends to the Borrower.

                  8.04. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (ii) Existing Indebtedness outstanding on the Closing Date and listed on Schedule VII;

                  (iii) Indebtedness of the Borrower under the 11- 1/4% Senior Subordinated Discount Notes in an aggregate principal amount not to exceed the aggregate principal amount of 11- 1/4% Senior Subordinated Discount Notes outstanding on the Closing Date;

                  (iv) Indebtedness of the Borrower under the 15% Senior Discount Notes in an aggregate principal amount not to exceed the aggregate principal amount of 15% Senior Discount Notes outstanding on the Closing Date; and

                  (v) Indebtedness of the Borrower under the Vendor Financing Agreement in an aggregate principal amount not to exceed at any time outstanding $10,000,000.

                  8.05. Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

                  (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

                  (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time when Loans are outstanding, the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrower and its Subsidiaries shall not exceed $5,000,000 for any period of five consecutive Business Days unless the Administrative Agent otherwise agrees;

                  (iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Closing Date and described on Schedule XII, provided that any additional

         Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 8.05;

                  (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

                  (v) non-cash consideration received by the Borrower or any of its Subsidiaries in connection with any sale of assets to the extent permitted under Section 8.02(ii).

                  8.06. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

                  (i) Dividends may be paid to the extent provided in Section 8.03;

                  (ii) roaming, switching and similar types of agreements customary in the paging industry;

                  (iii) the provision by the Borrower or any of its Subsidiaries of technical expertise to any of its Affiliates;

                  (iv) customary directors' fees, indemnification and similar arrangements, employee salaries or employment agreements and compensation or employment benefit arrangements entered into in the ordinary course of business and permitted by applicable law; and

                  (v) the transactions contemplated in this Agreement may be entered into by the Borrower and its Subsidiaries.

                  8.07. Capital Expenditures. The Borrower will not permit Capital Expenditures made by the Borrower and its Subsidiaries for any Test Period ending on the last day of a calendar month set forth below to exceed the amount set forth opposite such calendar month:

Calendar Month Ending                         Amount
---------------------                         ------
April 30, 2001                              $ 1,500,000
May 31, 2001                                $ 6,250,000
June 30, 2001                               $ 8,000,000
July 31, 2001                               $14,250,000
August 31, 2001                             $18,400,000
September 30, 2001                          $21,700,000
October 31, 2001                            $23,750,000
November 30, 2001                           $25,450,000
December 31, 2001                           $27,000,000

                  8.08. Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA of the Borrower and its Subsidiaries for any Test Period ending on the last day of a calendar month set forth below to be less than the amount set forth opposite such calendar month :

Calendar Month Ending                         Amount
---------------------                         ------
April 30,2001                               $ 1,800,000
May 31, 2001                                $ 2,200,000
June 30, 2001                               $ 3,800,000
July 31, 2001                               $ 6,750,000
August 31, 2001                             $ 8,500,000
September 30, 2001                          $11,000,000
October 31, 2001                            $12,250,000
November 30, 2001                           $14,750,000
December 31, 2001                           $18,000,000


                  8.09. Minimum Two-Way Subscription Levels. The Borrower will not permit the Two-Way Subscription Level for any calendar month of the Borrower set forth below to be less than the amount set forth opposite such calendar month:

Calendar Month Ending                         Amount
---------------------                         ------
April 30, 2001                                465,000
May 31, 2001                                  465,000
June 30, 2001                                 490,000
July 31, 2001                                 515,000
August 31, 2001                               545,000
September 30, 2001                            575,000
October 31, 2001                              610,000
November 30, 2001                             650,000
December 31, 2001                             700,000

                  8.10. Limitations on Payments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation; By-Laws and Certain Other Agreements; etc.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any Pre-Petition Claim or Pre-Petition Indebtedness except as permitted by the Bankruptcy Code or approved by the Bankruptcy Court without objection from the Administrative Agent, (ii) amend or modify, or permit the amendment or modification of, any provision of (A) any document relating to any Pre-Petition Claim or Pre-Petition Indebtedness or (B) the Vendor Financing Agreement, (iii) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation) or by-laws (or the equivalent organizational documents) or any agreement entered into by it with respect to its capital stock, or enter into any new agreement with respect to its capital stock, unless such amendment, modification, change or other action contemplated by this clause (iii) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect, or (iv) enter into any tax sharing agreement, tax allocation agreement or similar agreement without the prior written consent of the Administrative Agent.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, make any cash interest payments in respect of any Pre-Petition Claim or Pre-Petition Indebtedness except as permitted by the Orders.

                  8.11. Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, the other Credit Documents and the Pre-Petition Credit Agreement, (iii) the Vendor Financing Agreement, the 11-1/4% Senior Subordinated Discount Note Documents and the 15% Senior Discount Note Documents, each as in effect on the Closing Date, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (v) customary provisions restricting assignment of any licensing agreement or other contract entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business and, (vi) customary restrictions on dispositions of Real Property of the Borrower contained in reciprocal easement agreements entered into by the Borrower or any Subsidiary in the ordinary course of business.

                  8.12. Limitation on Issuance of Capital Stock. The Borrower will not, and will not permit any of its Subsidiaries to, issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except to the extent used to raise funds to cure a default under Section 9.14 and pursuant to rights exercised under options, warrants and phantom stock.

                  8.13. Business.

                  (a) The Borrower and its Subsidiaries will not engage in any business other than the business engaged in by the Borrower and its Subsidiaries as of the Closing Date and reasonable extensions thereof.

                  (b) Notwithstanding the foregoing, (i) all the FCC Licenses shall be held by License Subsidiaries and (ii) the License Subsidiaries shall not own any significant assets or have any material liabilities other than their respective FCC Licenses and those liabilities under this Agreement and the other Credit Documents to which they are a party.

                  8.14. Limitation on Creation of Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Closing Date any Subsidiary.

                  8.15. Chapter 11 Claims. The Borrower will not, and will not permit any of its Subsidiaries to, incur, create, assume, suffer to exist or permit any administrative expense, unsecured claim, or other super-priority claim or lien which is pari passu with or senior to the claims of the Secured Parties against the Credit Parties hereunder, or apply to the Bankruptcy Court for authority to do so, except for the Carve-Out.

                  8.16. The Orders. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to either Order without the prior written consent of the Required Lenders.

                  SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  9.01. Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan or Note or any Fees or any other amounts owing hereunder or thereunder; or

                  9.02. Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to any Agent or any Lender pursuant hereto or thereto (other than with respect to Section 5.05(b)) shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  9.03. Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.01(h)(i), 7.08 or Section 8 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 5.05(b), 9.01 and 9.02) and such default shall continue unremedied for a period of 3 days after the earlier to occur of (x) written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders or (y) such Credit Party's knowledge of such default; or

                  9.04. Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 9.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $2,000,000; provided further that, with respect to the Borrower and the other Debtors, this Section 9.04 shall only apply to Indebtedness arising after the Petition Date; or

                  9.05. Security Documents; Orders. The Credit Documents and the Orders shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby or such Lien shall cease to be a perfected Lien having the priority provided herein pursuant to section 364 of the Bankruptcy Code against each Credit Party, or any Credit Document shall, for any reason, cease to be valid and binding on each Credit Party thereto or any Credit Party shall so state in writing; or

                  9.06. Bankruptcy Events.

                  (a) Any of the Cases shall be dismissed (or the Bankruptcy Court shall make a ruling requiring the dismissal of the Cases), suspended or converted to a case under chapter 7 of the Bankruptcy Code; or an application shall be filed by any Credit Party for the approval of, or there shall arise,
(i) any other Claim having priority senior to or pari passu with the claims of the Administrative Agent and the Lenders under the Credit Documents or any other claim having priority over any or all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code (other than the Carve-Out) or (ii) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except as expressly provided herein, or, in each case set forth above, any motion for such relief shall be granted by the Bankruptcy Court that is not stayed; or

                  (b) Any Credit Party shall file a motion seeking, or the Bankruptcy Court shall enter, an order, other than motions filed (and orders based thereon) prior to the date of this Agreement and any orders authorizing the payment of Pre-Petition Claims of critical trade vendors, (i) approving payment of any Pre-Petition Claim other than a Permitted Pre-Petition Claim Payment other than as approved by the Required Lenders, (ii) approving an order not approved by the Administrative Agent, which order allows payment of Pre-Petition Claims or otherwise impairs the value of the Administrative Agent's pre-petition or post-petition Claims, (iii) granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets (other than certain assets identified by the Borrower and agreed to by the Administrative Agent in writing) having a book value in excess of $100,000 in the aggregate, or (iv) except to the extent the same would not constitute a Default under any of the previous clauses, approving any settlement or other stipulation with any creditor of any Credit Party, other than the

Administrative Agent and the Lenders, or otherwise providing for payments as adequate protection or otherwise to such creditor individually or in the aggregate in excess of $100,000 for any and all such creditors; or

                  (c) The Interim Order shall cease to be in full force and effect and the Final Order shall not have been entered prior to such cessation, or (ii) the Final Order shall not have been entered by the Bankruptcy Court on or before the 30th day following the Closing Date or such later date agreed to in writing by the Administrative Agent, or (iii) from and after the date of entry thereof, the Final Order shall cease to be in full force and effect, or
(iv) any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in the Interim Order or the Final Order and such default shall continue for a period of 3 days after the earlier to occur of (x) written notice thereof to the defaulting party by the Required Lenders or (y) such Credit Party's knowledge of such default, or (v) this Agreement, the other Credit Documents, the Interim Order or the Final Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or any of the Credit Parties shall apply for authority to do so), or any Credit Party or any other Person shall file any pleading requesting any such relief (and, in the case of such other Person, the Borrower or any Subsidiary Guarantor shall fail to timely object to such pleading) or any motion for such relief shall be granted by the Bankruptcy Court, in each case without the written consent of the Administrative Agent and the Required Lenders; or

                  (d) The Bankruptcy Court shall enter an order appointing (i) a responsible officer or an examiner with powers beyond the duty to investigate and report, as set forth in section 1106(a)(3) and (4) of the Bankruptcy Code, in any of the Cases or (ii) a Chapter 11 trustee in any of the Cases, or any Credit Party or any other Person shall file any pleading requesting any such relief (and, in the case of such other Person, the Borrower or any Subsidiary Guarantor shall fail to timely object to such pleading) or any motion for such relief shall be granted by the Bankruptcy Court; or

                  (e) The Bankruptcy Court shall abstain from hearing any of the Cases or the Borrower or any Subsidiary Guarantor shall file any pleading or support any motion requesting such relief; or

                  (f) The Borrower or any Subsidiary Guarantor shall file a motion requesting any financing from any Person other than the Lenders under section 364(d) of the Bankruptcy Code, except as otherwise permitted under this Agreement; or

                  9.07. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following thirty (30) days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(I) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of Section 4219(c)(5) of ERISA shall occur with respect to any Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change of Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of alien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole; or

                  9.08. Subsidiaries Guaranty. The Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under Subsidiary Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to Subsidiary Guaranty; or

                  9.09. Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive days, and the aggregate amount of all such judgments equals or exceeds $2,000,000; or

                  9.10. Change in Management. Any of the Chief Executive Officer, the Chief Financial Officer or the President of the Borrower or any Subsidiary Guarantor shall resign and a successor for such officer acceptable to the Required Lenders shall not have been appointed within twenty (20) days after such resignation; or

                  9.11. Failure to Comply with the Communications Act. The Borrower or any of its Subsidiaries shall fail to comply in any respect with the Communications Act, or any FCC Rule (including, without limitation, a failure to meet FCC build out requirements for the nationwide and regional personal communication systems licenses held by the License Subsidiaries); or

                  9.12. Material Adverse Change. Except (i) as related to the filing of the Cases, and (ii) as otherwise disclosed in reports and statements previously provided to the Administrative Agent or in any filings with the SEC, a material adverse change shall occur in the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; or

                  9.13. Licenses. Any of the material FCC Licenses, including without limitation, the FCC Licenses set forth on Schedule XIII, is (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by the FCC which designates a hearing with respect to any application for renewal or which could result in the FCC taking any action referred to in immediately preceding paragraph (a); or

                  9.14. Other Events. Any of the following events shall occur:
(a) any of the Borrower or any Subsidiary shall default in the due performance or observance by it of any term, covenant or agreement contained in Sections
8.07 or 8.08 for two (2) consecutive calendar months, (b) the Maturity Date shall have occurred, (c) an Event of Default under Section 9.01 shall occur and be continuing unremedied for a period of three (3) Business Days or (d) the Two-Way Subscription Level for any calendar month shall be less than the Two-Way Subscription Level for the immediately preceding calendar month for two (2) consecutive calendar months;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be in existence, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party: (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) request an emergency hearing with the Bankruptcy Court on short notice to obtain relief from the automatic stay and enforce all of the Liens and security interests created pursuant to the Security Documents, and all rights and remedies of the Lenders under the Interim Order or the Final Order, as applicable; and (iv) (A) if an Event of Default specified in Section 9.01 or Section 9.14 shall have occurred and be continuing, apply any cash collateral held by the Administrative Agent to the repayment of the Obligations, and (B) with respect to any Event of Default other than as specified in Section 9.01 or Section 9.14, request an emergency hearing with the Bankruptcy Court on short notice to take the actions specified in the immediately preceding clause (A); provided that, with respect to any Event of Default specified in Section 9.14, the Borrower may cure such Event of Default, at which time such event shall not constitute an Event of Default, as follows: prior to the expiration of five (5) Business Days after the occurrence thereof by causing to be paid in cash (i) to the Pre-Petition Lenders any and all accrued but unpaid interest on the Pre-Petition Loans through the date such Event of Default is remedied, (ii) to the Pre-Petition Lenders all interest accruing on the Pre-Petition Loans thereafter on a monthly basis in arrears on the first Business Day of each calendar month, (iii) to the Lenders all accrued and unpaid interest on the Loans through the date such

Event of Default is remedied; and (iv) to the Borrower the Cash Infusion Net Proceeds, which Cash Infusion Net Proceeds may only be used, at the Borrower's option, to (A) satisfy the operating expenses of the Borrower as approved by the Lenders; or (B) repay a portion of the Pre-Petition Loans.

Notwithstanding anything to the contrary contained in this Agreement and in addition to the rights and remedies set forth above, if an Event of Default specified in Section 9.14 shall have occurred and be continuing, the Borrower shall, and shall cause each of its Subsidiaries to, cooperate with the Lenders in proceeding on an expeditious basis to arrange a transaction acceptable to the Lenders in any commercially reasonable manner pursuant to which the Administrative Agent, the Lenders, the Pre-Petition Agent and the Pre-Petition Lenders can realize the value of and foreclose the Liens on the Collateral and the Pre-Petition Collateral, including without limitation, the sale, by way of disposition, conveyance, transfer, merger, consolidation or otherwise, of the estate of the Borrower and the other Debtors as a "going concern" or in "piecemeal asset sales" in the Cases. If desirable to maximize such value, the Lenders are authorized to request a Bankruptcy Court order in the Cases approving any such transaction free and clear of all Liens, Claims and interests. The Borrower shall, and shall cause each of its Subsidiaries (x) to take all reasonable and necessary steps requested by the Administrative Agent in order to facilitate the consummation of such transaction, and (y) not to take any actions, omit to take any actions or oppose the efforts of the Administrative Agent or the Lenders or their respective agents or representatives in furtherance of such transaction.

                  SECTION 10. Definitions and Accounting Terms.

                  10.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "11-1/4% Senior Subordinated Discount Note Documents" shall mean the 11-1/4% a Senior Subordinated Discount Note Indenture, the 11-1/4% Senior Subordinated Discount Notes and each other document or agreement relating to the issuance of the 11-1/4% Senior Subordinated Discount Notes.

                  "11-1/4% Senior Subordinated Discount Note Indenture" shall mean the Indenture, dated as of January 28, 1998, between the Borrower and United States Trust Company of New York, as Trustee thereunder.

                  "11-1/4% Senior Subordinated Discount Notes" shall mean the Borrower's 11-1/4% Senior Subordinated Discount Notes due 2008 issued pursuant to 11-1/4% Senior Subordinated Discount Note Indenture.

                  "15% Senior Discount Note Documents" shall mean the 15% Senior Discount Note Indenture, the 15% Senior Discount Notes and each other document or agreement relating to the issuance of the 15% Senior Discount Notes.

                  "15% Senior Discount Note Indenture" shall mean the Indenture, dated as of January 17, 1995, between the Borrower and United States Trust Company of New York, as Trustee thereunder.

                  "15% Senior Discount Notes" shall mean the Borrower's 15% Senior Discount Notes due 2005 issued pursuant to the 15% Senior Discount Note Indenture.

                  "Additional Security Documents" shall have the meaning provided in Section 7.11.

                  "Administrative Agent" shall mean BTCo, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

                  "Advanced Messaging Services" shall mean the Borrower's and its Subsidiaries' wireless messaging services relating to devices using ReFLEX(TM) protocol (or a successor protocol) and which are held by their respective subscribers for such services.

                  "Advanced Messaging Units" shall mean the aggregate number of wireless messaging devices using ReFLEX(TM) protocol (or a successor protocol) and which are held by subscribers of the Borrower's or any of its Subsidiaries' wireless messaging services, which have been activated by the Borrower or such Subsidiary, less any reserves against any pagers established by the Borrower and its Subsidiaries, in each case consistent with past practices.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall mean this Debtor in Possession Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

                  "Applicable Margin" shall mean: (a) with respect to any Base Rate Loans, 3.00% and (b) with respect to any Eurodollar Loans, 4.00%.

                  "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (except sales of pagers in the ordinary course of business of such Person but including, without limitation, any capital stock or other securities of, or equity interests in, another Person).

                  "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed).

                  "Authorized Maximum Credit" shall mean, with respect to any Borrowing, the lesser of (i)(x) if such Borrowing is requested on or before ninety (90) days after the Closing Date, $10,000,000 or (y) if such Borrowing is requested on or after such ninety (90) day period, $15,000,000; and (ii) the aggregate amount of Loans authorized to be incurred by the Borrower hereunder pursuant to the Interim Order or the Final Order, as the case may be.

                  "Available Commitment" shall mean, at any time for any Lender, such Lender's Percentage of the Total Unutilized Commitment.

                  "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended from time to time.

                  "Bankruptcy Court" shall have the meaning provided in the recitals.

                  "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 1/2 of 1% in excess of the Federal Funds Rate.

                  "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean the borrowing of one Type of Loan from all the Lenders having Commitments on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to
Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                  "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                  "Budget" shall have the meaning provided in Section 7.01(e).

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

                  "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount-thereof accounted for as indebtedness in accordance with such principles.

                  "Carve-Out" means claims of the following parties for the following amounts: (i) the unpaid fees of the U.S. Trustee or the Clerk of the Bankruptcy Court pursuant to 28 U.S.C. Section 1930(a) and (ii) the aggregate allowed unpaid fees and expenses payable under sections 330 and 331 of the Bankruptcy Code to professional persons retained pursuant to an order of the Bankruptcy Court by the Borrower, any other Debtor or any Committee not to exceed $900,000 in the aggregate; provided, however, that the Carve-Out shall not include, apply to or be available for any fees or expenses incurred by any party, including the Borrower, any Subsidiary Guarantor or any Committee, in connection with the investigation (including discovery proceedings), initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Administrative Agent, the Lenders, the Pre-Petition Lenders or the Pre-Petition Agent, including challenging the amount, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset to, the Obligations, the Pre-Petition Loans, or the security interests and Liens of such Persons in respect thereof.

                  "Cases" shall have the meaning provided in the recitals.

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (iii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than six months from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

                  "Cash Flow Forecast" shall have the meaning provided in
Section 7.01(f).

                  "Cash Infusion" shall mean an equity or debt issuance by the Borrower to cure an Event of Default under Section 9.14 that is subordinate to the Loans and the Pre-Petition Loans on terms and conditions satisfactory to the Administrative Agent, and if a debt issuance, which may be secured by a Lien on the Collateral that is junior to the Liens of the Lenders and the Pre-Petition Lenders.

                  "Cash Infusion Net Proceeds" shall mean, with respect to the Cash Infusion, net cash proceeds in an amount equal to Ten Million Dollars ($10,000,000).

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

                  "Certificated Securities" shall have the meaning provided in the Pledge Agreement.

                  "Change of Control" shall mean (i) any Person or "group" (within the meaning of Rules 13d-3 or 13d-5 under the Securities Exchange Act (as in effect on the Closing Date)) or group of related persons, together with any Affiliates thereof (other than the MS Funds) shall (A) have acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock or (B) have obtained power (whether or not exercised) to elect a majority of the Borrower's directors, (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (iii) a "change of control" or similar event shall occur under, and as defined in, the 11-1/4% Senior Subordinated
Note Indenture, the 15% Senior Discount Note Indenture or the Vendor Financing Agreement.

                  "Change of Law" shall have the meaning provided in Section
9.07.

                  "Claim" has the meaning provided in Section 101(5) of the Bankruptcy Code.

                  "Closing Date" shall have the meaning provided in Section
12.10.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral and all cash and Cash Equivalents held as collateral by the Administrative Agent.
                  "Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Commitment," as same may be (x) reduced from time to time pursuant to Sections 2.02, 3.02 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 12.04(b).

                  "Commitment Commission" shall have the meaning provided in
Section 2.01(a).

                  "Committee" shall mean the official statutory committee of unsecured creditors approved in the Cases pursuant to section 1102 of the Bankruptcy Code.

                  "Communications Act" shall mean the Communications Act of 1934, as amended.

                  "Consolidated EBIT" shall mean, for any period with respect to any Person, Consolidated Net Income of such Person for such period before consolidated interest expense of such Person and provision for taxes for such period and without giving effect to (x) any extraordinary gains or losses and
(y) any gains or losses from sales of assets other than from sales of inventory sold in the ordinary course of business (it being understood and agreed that any gains from sales by the Borrower in any period of wireless messaging devices previously leased by the Borrower and capitalized on its books shall be included in the calculation of Consolidated EBIT for such period).

                  "Consolidated EBITDA" shall mean, for any period with respect to any Person, Consolidated EBIT of such Person for such period, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period provided, that, to the extent that Consolidated EBITDA for the relevant period for which Consolidated EBITDA is then being calculated has actually been reduced by (i) the Upfront Fee, the administrative fee, the Work Fee, the Commitment Commission, and any and all legal fees due and payable to legal counsel in connection with the execution of this Agreement, (ii) any non-cash expenses (so long as all of such expenses were payable solely with common stock and/or Qualified Preferred Stock of the Borrower or any warrants or options for such common stock and/or Qualified Preferred Stock of the Borrower) associated with the issuance of warrants by the Borrower to Yahoo! Inc., (iii) any non-cash compensation expenses relating to stock-based awards (including awards of phantom stock and/or warrants); provided that the only amounts which shall be added back pursuant to this clause (iii) shall be those non-cash compensation expenses which shall never be payable in cash or any other assets or property (other than the issuance of common stock of the Borrower) at any time while any Obligations are outstanding or any Commitments are in existence, (iv) any and all restructuring costs (including costs associated with severance and lease settlements) incurred by the Borrower after April 1, 2001, so long as the aggregate amount of such restructuring costs for all periods added back pursuant to this clause (iv) does not exceed $2,580,000, and (v) any and all fees due and payable by the Borrower to legal and advisory counsel related to the Chapter 11 filing, stockholder lawsuits, and business combinations, then any and all of the amounts described in clause (i) through (v) above which reduced Consolidated EBITDA for the relevant period shall be added back in the calculation of Consolidated EBITDA for such period.

                  "Consolidated Net Income" shall mean, for any period with respect to any Person, the net income (or loss) of such Person for such period, determined on a consolidated basis (after any deduction for minority interests), provided that (i) in determining Consolidated Net Income, the net income (or loss) of any other Person which is not a Subsidiary of such Person or is accounted for by such Person by the equity method of accounting shall be included only to the extent of the payment of cash dividends or distributions by such other Person to such Person or a Subsidiary thereof during such period,
(ii) the net income of any Subsidiary of such Person shall be excluded to the extent that the declaration or payment of cash dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary and (iii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Continuing Directors" shall mean the directors of the Borrower on the Closing Date and each other director if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

                  "Credit Documents" shall mean this Agreement, each Security Document and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note.

                  "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

                  "Debtors" shall have the meaning provided in the recitals of this Agreement.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

                  "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes other than any such payment made to employees of such Person to the extent such payment has reduced Consolidated Net Income of such Person.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in the United States of America or any State or territory thereof.

                  "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act), but in any event excluding the Borrower and its Subsidiaries.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (as used herein, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
(b) any and all Claims by any third patty seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                  "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation; ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and applicable rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

                  "Eurodollar Loan" shall mean each Loan (other than any Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning provided in Section
9.

                  "Existing Indebtedness" shall have the meaning provided in
Section 6.21.

                  "FCC" shall mean the U.S. Federal Communications Commission, or any successor thereto.

                  "FCC Licenses" shall have the meaning provided in Section
6.22.

                  "FCC Rules" shall mean the published rules, policies and regulations of the FCC.

                  "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fee Letter" shall have the meaning provided in Section
4.16(d).

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 2.01.

                  "Final Order" means an order of the Bankruptcy Court pursuant to section 364 of the Bankruptcy Code, approving this Agreement and the other Credit Documents and authorizing the incurrence by the Borrower of permanent post-petition secured and super-priority Indebtedness in accordance with this Agreement, and as to which no stay has been entered and which has not been reversed, modified, vacated or overturned, and which is in form and substance satisfactory to the Required Lenders.

                  "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "Foreign Person" shall have the meaning provided in the definition of Subsidiary contained herein.

                  "Foreign Subsidiary" shall mean each Subsidiary of the Borrower other than a Domestic Subsidiary.

                  "Glenayre" shall mean Glenayre Electronics, Inc., a Colorado corporation.

                  "Governmental Authorizations" shall have the meaning provided in Section 6.23.

                  "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by any governmental authority.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee,
(v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take or pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

                  "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                  "Interest Period" shall have the meaning provided in Section 1.09.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Interim Order" means that certain interim order issued by the Bankruptcy Court authorizing the entry by the Debtors into this Agreement and the other Credit Documents and the incurrence by the Borrower of the Loans in accordance with this Agreement in form and substance satisfactory to the Administrative Agent.

                  "Investments" shall have the meaning provided in Section 8.05.

                  "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Lender" shall mean each financial institution listed on
Schedule I, as well as any Person that becomes a "Lender" hereunder pursuant to
Section 1.13 or 12.04(b).

                  "Lender" shall mean each Lender with a Commitment or with outstanding Loans.

                  "Lender Default" shall mean a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01.

                  "License Subsidiaries" shall mean PageMart II, Inc., PageMart PCS, Inc. and PageMart Operations, Inc.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Loan" shall have the meaning provided in Section 1.01.

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Maturity Date" shall mean the earlier to occur of (a) December 31, 2001, (b) the date upon which the Total Commitment is terminated pursuant to Section 9 and (c) the Termination Date.

                  "Maximum Credit" shall mean, with respect to any Borrowing, the lesser of (i) the Total Commitment in effect as such time and (ii) the Authorized Maximum Credit.

                  "Minimum Borrowing Amount" shall mean $1,000,000.

                  "NAIC" shall mean the National Association of Insurance Commissioners.

                  "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event and excluding any cash proceeds received in connection with such Recovery Event from any business interruption insurance) received by the respective Person in connection with such Recovery Event.

                  "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs of such sale (including fees and commissions) and which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

                  "Non-Defaulting Lender" shall mean and include each Lender, other than a Defaulting Lender.

                  "Non-U.S. Person" shall mean any Person that is incorporated or organized under the laws of, or that is a citizen of, any jurisdiction other than the United States of America or any State thereof, but excluding any territory thereof.

                  "Note" shall have the meaning provided in Section 1.05(a).

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                  "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: Larry Benison or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligations" shall mean all amounts owing to the Administrative Agent, or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Orders" shall mean the Interim Order and the Final Order, collectively.

                  "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                  "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time, and the denominator of which is the Total Commitment at such time provided that if the Percentage of any Lender is to be determined after the Total Commitment has been terminated, then the Percentage of such Lender shall be determined immediately prior (and without giving effect) to such termination.

                  "Permitted Expenses" shall mean fees, expenses or other amounts paid by the Borrower constituting (i) allowances of compensation for services rendered or reimbursement of expenses awarded by the Bankruptcy Court under sections 330 or 331 of the Bankruptcy Code or otherwise, to accountants, attorneys and other professionals retained in the Cases by the Borrower in accordance with section 327 of the Bankruptcy Code or otherwise, (ii) allowances of compensation for services rendered or reimbursement of expenses awarded by the Bankruptcy Court under sections 105(a), 330 or 331 of the Bankruptcy Code, to accountants, attorneys and other professionals retained in the Cases by any Committee, the Administrative Agent, the Pre-Petition Agent or any Lender, (iii) payments in respect of the Obligations consistent with the Budget; (iv) fees required to be paid to the Office of the United States Trustee under section 1930(a), title 28, United States Code, and (v) the actual, necessary expenses, other than compensation, and reimbursements pursuant to section 503(b)(4) of the Bankruptcy Code, incurred by a member of a Committee, if such expenses are incurred in the performance of the duties of such Committee and are allowed by the Bankruptcy Court; provided, however, that Permitted Expenses shall not include, apply to or be available for any fees or expenses incurred by any party, including the Borrower, the Subsidiary Guarantors or the Committee, in connection with the investigation, initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Administrative Agent, the Lenders, the Pre-Petition Agent or the Pre-Petition Lenders, including, without limitation, challenging the amount, validity, priority or enforceability of, or asserting any defense, counterclaim or offset to, the Obligations, the Pre-Petition Loans, or the security interests and liens of any such Person in respect thereof.

                  "Permitted Liens" shall have the meaning provided in Section 8.01.

                  "Permitted Pre-Petition Claim Payment" means a payment (as adequate protection or otherwise) on account of any Claim arising or deemed to have arisen prior to the Petition Date, in respect of the Pre-Petition Loans consisting of all costs, fees and expenses owing to the Pre-Petition Agent or any Pre-Petition Lender under the terms of the Pre-Petition Credit Agreement; provided that no such payment shall be made after the occurrence and during the continuance of a Default or an Event of Default.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Petition Date" shall have the meaning provided in the recitals.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pledge Agreement" shall have the meaning provided in Section 4.03.

                  "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

                  "Pledgee" shall have the meaning provided in the Pledge Agreement.

                  "Potential Transaction Parties" shall have the meaning provided in Section 5.05(b)(i).

                  "Pre-Petition Agent" shall mean BTCo, in its capacity as administrative agent under the Pre-Petition Credit Agreement.

                  "Pre-Petition Claim" shall mean all Claims against the Borrower and its Subsidiaries in existence on the Petition Date.

                  "Pre-Petition Collateral" shall have the meaning provided to the term "Collateral" in the Pre-Petition Credit Agreement.

                  "Pre-Petition Credit Agreement" shall mean that certain Credit Agreement dated as of March 23, 1999, by and among the Borrower (f/k/a PageMart Wireless, Inc.), the lenders party thereto, BTCo, as administrative agent, Morgan Stanley Senior Funding, Inc. ("MSSF"), as syndication agent and BTCo and MSSF, as co-arrangers, as the same may have been amended, modified or supplemented through the Closing Date.

                  "Pre-Petition Indebtedness" shall mean all Indebtedness of the Borrower and its Subsidiaries outstanding on the Petition Date.

                  "Pre-Petition Lenders" shall mean the "Lenders" under and as defined in the Pre-Petition Credit Agreement.

                  "Pre-Petition Letter of Credit" shall have the meaning provided for the term "Letter of Credit" in Section 2.01(a) of the Pre-Petition Credit Agreement.

                  "Pre-Petition Loans" shall mean the "Obligations" defined under the Pre-Petition Credit Agreement.

                  "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Qualified Proceeds" shall mean any of the following or any combination of the following: (i) Cash Equivalents, (ii) assets used or useful in the businesses referred to in Section 8.14(a) and (iii) the capital stock of, or other debt or equity interest in, any Person to the extent, and only to the extent, such Investment is permitted under Section 8.05.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

                  "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds other than cash proceeds received from business interruption insurance or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 7.03.

                  "Register" shall have the meaning provided in Section 12.15.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

                  "Replaced Lender" shall have the meaning provided in Section 1.13.

                  "Replacement Lender" shall have the meaning provided in
Section 1.13.

                  "Reportable Event" shall mean an event (other than the commencement of the Cases) described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the thirty (30) day notice period is waived under subsection .22, .23, .25, .27,
 .28 or .29(c), .29(1) or .29(2) of PBGC Regulation Section 4043.

                  "Required Lenders" shall mean Lenders whose outstanding Commitments (or after the termination thereof, outstanding Loans) represent 100% of the sum of the Total Commitment.

                  "SEC" shall have the meaning provided in Section 7.01(j).

                  "Section 3.04(b)(ii) Certificate" shall have the meaning provided in Section 3.04(b)(ii).

                  "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Security Agreement" shall have the meaning provided in
Section 4.04.

                  "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                  "Security Document" shall mean and include each of the Security Agreement, the Pledge Agreement, the Subsidiaries Guaranty and each Additional Security Document.

                  "Senior Officer" shall mean the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller or any other senior officer of the Borrower or any of its Subsidiaries with knowledge of, or responsibility for, the financial affairs of such Person.

                  "Senior Subordinated Notes" shall mean the 11 1/4% Senior Subordinated Discount Notes and the 15% Senior Discount Notes, collectively.

                  "Subsidiaries Guaranty" shall have the meaning provided in
Section 4.05.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time, except that any Person described in this clause (ii) which is organized under the laws of a jurisdiction other than the United States or any state or territory thereof (each a "Foreign Person") shall not constitute a Subsidiary if the Borrower and its other Subsidiaries do not have the right to elect a majority of the directors (or similar Persons under applicable law) of such Foreign Person and do not otherwise own or have the right to exercise majority voting control over the actions of such Foreign Person.

                  "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower which executes and delivers a counterpart of the Subsidiary Guaranty.

                  "Tax Benefit" shall have the meaning provided in Section 3.04(c).

                  "Taxes" shall have the meaning provided in Section 3.04(a).

                  "Termination Date" shall mean the date upon which a plan of reorganization of the Borrower confirmed by the Bankruptcy Court is substantially consummated.

                  "Test Period" shall mean the period commencing on April 1, 2001, and ending on the calendar month then last ended (in each case taken as one accounting period).

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders.

                  "Total Unutilized Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Commitment then in effect less
(y) the sum of the aggregate principal amount of all Loans then outstanding.

                  "Traditional Messaging Services" shall mean the Borrower's and its Subsidiaries' wireless messaging services relating to one-way pagers held by their respective subscribers for such services.

                  "Two-Way Subscription Level" shall mean, at any time, the number of wireless data units that are active on the Borrower's or any of its Subsidiaries' wireless networks.

                  "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the fair market value of all plan assets allocable thereto.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Upfront Fee" shall have the meaning provided in Section 2.01(b).

                  "Vendor Financing Agreement" shall mean that certain $30,000,000 Promissory Note and Security Agreement, dated March 21, 1997, between the Borrower and Glenayre as amended modified or supplemented through the Closing Date.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  "Wholly-Owned Subsidiary Guarantors" shall mean, at any time, each Subsidiary Guarantor which is a Wholly-Owned Subsidiary of the Borrower at such time.

                  "Work Fee" shall have the meaning assigned to such term in the Fee Letter.

                  SECTION 11. The Administrative Agent.

                  11.01. Appointment. The Lenders hereby irrevocably designate BTCo as Administrative Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of their respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

                  11.02. Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  11.03. Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems, appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  11.04. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

                  11.05. Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

                  11.06. Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower or any of its Subsidiaries, the Lenders will reimburse and indemnify the Administrative Agent in proportion to their respective "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever, kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).

                  11.07. The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lender.

                  11.08. Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  11.09. Resignation by the Administrative Agent or the Syndication Agent.

                  (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                  (c) If a successor Administrative Agent shall not have been so appointed within such fifteen (15) Business Day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  11.10. Release of Liens. The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Lien granted to or held by the Administrative Agent upon any property covered by the Security Documents (i) upon termination of the Commitments and payment and satisfaction of all obligations under the Credit Documents, (ii) constituting property being sold or disposed of if the applicable Credit Party certifies to the Administrative Agent that the sale or disposition is made in compliance with the provision of the Credit Documents (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which any Credit Party owned no interest at the time the Lien was granted, or (iv) upon the occurrence of the Termination Date, after the Borrower has either (a) replaced or returned all outstanding Pre-Petition Letters of Credit (and in the case of any such replacement, such Pre-Petition Letters of Credit have been returned to the Issuing Bank undrawn and marked "cancelled" or (b) secured such outstanding Pre-Petition Letters of Credit by either (i) a back-to-back letter of credit satisfactory to the Administrative Agent or (ii) deposited cash collateral with the Administrative Agent in an amount equal to 105% of the stated amount of such Pre-Petition Letters of Credit.

                  SECTION 12. Miscellaneous.

                  12.01. Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of (x) the Administrative Agent and each Lender (including, without limitation, (A) the fees and disbursements of Weil, Gotshal & Manges LLP and of the Administrative Agent's consultants and other counsel in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, (B) of the Lead Arranger in connection with its syndication efforts with respect to this Agreement, (C) in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, (D) incurred in any litigation, proceeding or dispute, whether arising hereunder or otherwise in any way related to the Administrative Agent's or the Lenders' relationship with the Credit Parties and (E) incurred in any review of pleadings and documents related to the Cases, general monitoring of the Cases, attendance at meetings related to the Cases and any subsequent Chapter 7 case (including, in each case without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent and each Lender, and each of their respective officers, directors, employees, representatives, agents, trustees and investment advisors, from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto and whether or not investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property currently or previously owned, leased or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not currently or previously owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property currently or previously owned, leased or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but in each of the foregoing instances excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as finally determined by a court competent jurisdiction)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  12.02. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender are hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  12.03. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

                  12.04. Benefit of Agreement; Assignments; Participations.

                  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 12.07(a) shall not constitute a reduction in the rate of interest or Fees for purposes of this clause (i)), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit

Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation. Notwithstanding anything contained herein to the contrary, the prior consent of the Administrative Agent shall be required in connection with any participation hereunder.

                  (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Total Commitment has terminated, outstanding Obligations) hereunder to (i) its parent company and/or any Affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Total Commitment has terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above, (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 12.15. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 3.04(b)(ii) Certificate) described in Section 3.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section
1.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under

Section 1.10 or 3.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                  (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

                  12.05. No Waiver: Remedies Cumulative. No failure or delay on the part of the Administrative Agent, or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Administrative or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand.

                  12.06. Payments Pro Rata.

                  (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Commitment Commission of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

                  12.07. Calculations Computations Accounting Terms.

                  (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that except as otherwise specifically provided herein, all computations and all definitions used in determining compliance with Sections 8.07 through 8.09, inclusive, shall, utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower and its Subsidiaries referred to in Section 6.05.

                  (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day occurring in the period for which such interest, Commitment Commission or Fees are payable.

                  12.08. GOVERNING LAW: SUBMISSION TO JURISDICTION; VENUE WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE

ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

                  (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  12.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower, the Administrative Agent and the Syndication Agent.

                  12.10. Effectiveness. This Agreement shall become effective on the date (the "Closing Date") on which all conditions precedent set forth in
Section 4 have been satisfied or waived by the Required Lenders. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Closing Date.

                  12.11. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  12.12. Amendment or Waiver; etc.

                  (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the

Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 or any other provision as same relates to the rights or obligations of the Administrative Agent.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either
(A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lenders consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and/or repay the outstanding Loans of such Lender in accordance with
Section 3.01(b), provided that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the proviso to Section 12.12(a).

                  12.13. Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 3.04, 11.06 and 12.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

                  12.14. Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, or
3.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                  12.15. Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 12.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer or provision of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to
Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.15 (other than any losses, claims, damages and liabilities to the extent incurred by reason of the gross negligence or willful misconduct of the Administrative Agent (as finally determined by a court of competent jurisdiction)).

                  12.16. Confidentiality.

                  (a) Subject to the provisions of clause (b) of this Section 12.16, the Administrative Agent and each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to Lender, as the case may be, if such Lender or such Lender's holding or parent company, as the case may be, in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 12.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Lenders in writing, or could reasonably be expected to be considered, as confidential, provided that the Administrative Agent or Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 12.16(a) by the Administrative Agent or Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over the Administrative Agent or Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by any such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 12.16, provided further that in the case of a disclosure contemplated by clause
(iii) or (iv) above, such Lender shall use reasonable efforts to provide the Borrower prior notice of its intention or obligation to disclose such confidential information.

                  (b) The Borrower hereby acknowledges and agrees that the Administrative Agent and each Lender may share with any of their respective affiliates, and such affiliates may share with the Administrative Agent or Lender any information related to the Borrower or any of its

Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 12.16 to the same extent as the Administrative Agent and Lender.

                  12.17. WAIVER OF CLAIMS. THE BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO CHALLENGE, BY WAY OF CLAIMS, CAUSES OF ACTION, ADVERSARY PROCEEDINGS OR OTHER LITIGATION, THE AMOUNT, VALIDITY, PERFECTION, PRIORITY OR ENFORCEABILITY OF, OR ASSERT ANY DEFENSE, COUNTERCLAIM OR OFFSET TO, THE OBLIGATIONS, THE PRE-PETITION LOANS OR OTHER OBLIGATIONS INCURRED BY ANY OF THEM PURSUANT TO THE PRE-PETITION CREDIT AGREEMENT, THE PRE-PETITION LETTERS OF CREDIT, OR THE SECURITY INTERESTS AND LIENS OF THE PRE-PETITION LENDERS, THE PRE-PETITION AGENT AND/OR THE ADMINISTRATIVE AGENT IN RESPECT THEREOF.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
3333 Lee Parkway, Suite 100
Dallas, Texas 75219                     WEBLINK WIRELESS, INC., as Borrower
Tel. No.: (214) 765-3510
Fax No.: (214) 765-4961

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        BANKERS TRUST COMPANY,
                                        Individually, as Administrative Agent,
                                        Lead Arranger and as a Lender



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:




                                        MORGAN STANLEY SENIOR FUNDING, INC.,
                                        as a Lender



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title: